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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


    We consent to the reference to our firm under the headings "Selected Financial Information" and "Independent Auditors" in the Registration Statement (Form S-4 No. 333-38205) of SAFECO Corporation and SAFECO Capital Trust I for the registration of $850,000,000 of 8.072% Capital Securities and to the incorporation by reference therein of our report dated February 14, 1997, with respect to the consolidated financial statements of SAFECO Corporation and subsidiaries incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996 and the related financial statement schedules included in the Annual Report (Form 10-K), filed with the Securities and Exchange Commission, and to the incorporation by reference therein of our report dated January 28, 1997 with respect to the consolidated financial statements and schedules of American States Financial Corporation and subsidiaries included in its Annual Report (Form 10-K, Form 10-K/A(1) and Form 10-K/A(2)) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                          Ernst & Young LLP


Seattle, Washington
November 10, 1997